EXHIBIT 99

FOR IMMEDIATE RELEASE
Contact:
PGT Media Relations
Danielle Mikesell
Office: 941-480-1600
dmikesell@pgtindustries.com

PGT, Inc. Completes Acquisition of WinDoor, Incorporated
Creates Unparalleled Capabilities in the Fenestration Industry
for Impact-Resistant Products

N. VENICE, FL – February 16, 2016  PGT, Inc. (NASDAQ: PGTI), the nation’s leading manufacturer and supplier of impact-resistant windows and doors today announced it has completed its acquisition of WinDoor, a provider of high-performance, impact-resistant windows and doors for five-star resorts, luxury high-rise condominiums, hotels and custom residential homes. WinDoor, Incorporated is now a wholly-owned subsidiary of PGTI.

“We are pleased to have the WinDoor team join the PGTI family. Their innovative products, attention to detail and family-oriented culture make them the perfect addition to our organization” commented Rod Hershberger, Chairman of the Board and Chief Executive Officer of PGTI. “Together, with our customers, we’re creating safer and more energy efficient homes and businesses that blend seamlessly and beautifully into our everyday lives.”

The transaction introduces a third brand to the PGTI portfolio to include PGT, CGI, and WinDoor. All three business units serve the impact-resistant window and door market. The acquisition is expected to:
•	Enhance PGTI’s leadership position in the growing impact-resistant window and door industry while offering its customers a wide variety of offerings
•	Add a high-quality company with accretive margins
•	Diversify and broaden PGTI’s brand and product portfolio, including the addition of thermally-broken products and more comprehensive sliding & swing door product lines
•	Increase penetration into the commercial and high-end fenestration markets
•	Strengthen the Company’s ability to compete against national suppliers and other storm protection systems
•	Create synergies by maximizing efficiencies and scale including purchasing and logistics
•	Broaden manufacturing footprint and capabilities

“With the successful close of this acquisition, PGTI has unparalleled capabilities in the fenestration industry for impact-resistant products,” stated Jeff Jackson, President, and Chief Operating Officer.
“Our combined organizations unite three of the strongest brands, design engineering teams and customer bases in the industry—giving us additional scale, expertise, and technology. We are well-positioned for growth and success, building on our industry leadership, product innovation, and customer relationships.”

The Company’s stated business strategy is that:
•	WinDoor, Inc. will continue to operate and manufacture products in Orlando, Florida.
•	WinDoor, Inc. will remain a separate and distinct brand in the marketplace.
•	PGTI will leverage best practices and synergies of [PGT Windows & Doors], CGI and WinDoor to provide incremental value to employees, customers, business partners, and stockholders.

“WinDoor has built a reputation for delivering innovative, ultra-high performance products to our customers,” commented Jerry Decker, Vice President and General Manger of WinDoor. “We are extremely pleased to be able to continue that tradition and prepare for an exciting future by becoming part of the PGTI family.”

CONFERENCE CALL:

As previously announced, PGT will hold a conference call Thursday, February 25, 2016, at 8:30 a.m. eastern time and will simultaneously broadcast the call live over the Internet. To participate in the teleconference, kindly dial into the call a few minutes before the start time: 877-769-6798 (U.S. and Canada) and 678-894-3060 (international). A replay of the call will be available beginning February 25, 2016, at 11:30 a.m. eastern time through March 3, 2016, at 11:30 a.m. To access the replay, dial 855-859-2056 (U.S. and Canada) and 404-537-3406 (international) and refer to pass code 36876493.

The webcast will also be available through the Investor Relations section of the PGT, Inc. website, http://ir.pgtindustries.com/events.cfm.

ABOUT PGT INCORPORATED:
PGT INC. (NASDAQ: PGTI), headquartered in North Venice, Florida, creates products and services which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company’s trusted brands include PGT Windows & Doors, CGI Windows & Doors, and WinDoor. PGT Industries holds the market leadership position within its segment and is part of the S&P SmallCap 400 Index. For additional information, visit ir.pgtindustries.com.

FORWARD-LOOKING STATEMENTS:
From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal”, “objective”, “plan”, “expect”, “anticipate”, “intend”, “project”, “believe”, “estimate”, “may”, “could”, or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

▪	Changes in new home starts and home remodeling trends
▪	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
▪	Raw material prices, especially aluminum
▪	Transportation costs
▪	Level of indebtedness
▪	Dependence on branded product lines
▪	Integration of acquisition(s)
▪	Product liability and warranty claims
▪	Federal and state regulations, and
▪	Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC’s website at www.sec.gov and at  http://ir.pgtindustries.com/sec.cfm.